Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is made, entered into, and given as of the 31st day of December, 2020 (the “Effective Date”), by and between  DPW Holdings, Inc., a Delaware corporation (“DPW”) and Ascendiant Capital Markets, LLC (“ACM”). DPW and ACM are at times collectively referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into a certain At-The-Market Issuance Sales Agreement dated as of October 2, 2020 (the “Sales Agreement”);

WHEREAS, the Parties desire to terminate the Sales Agreement pursuant to the terms as set forth herein;

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.       Termination of Sales Agreement. Notwithstanding anything contained in the Sales Agreement, the Parties agree that the Sales Agreement shall be terminated in its entirety upon the Effective Date.

2.       Consideration. Each Party to this Agreement acknowledges that it has received good, valuable and sufficient consideration for entering into this Agreement and further acknowledges and warrants that, except as expressly provided herein, this Agreement shall not be voidable for any reason including, but not limited to, any claim of mistake of fact or the adequacy or inadequacy of consideration.

3.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York in the State of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party to this Agreement will be entitled to specific performance hereunder. Accordingly, the Parties agree that, in addition to any other remedies available to it at law or in equity, any Party shall be entitled to seek injunctive relief to enforce the terms of this Agreement.

6.       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

7.       Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

8.       Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.       Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

10.     Attorneys’ Fees.  In the event that it should become necessary for any Party entitled hereunder to bring suit against any other Party to this Agreement for a breach of this Agreement, the Parties hereby covenant and agree that the prevailing Party shall be entitled to recover all reasonable attorneys’ fees and costs of court incurred in connection with any such dispute.

11.     Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by all parties to this Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12.     Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.     Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

DPW HOLDINGS, INC.

By:	/s/ Henry Nisser
Name:	Henry Nisser
Title:	Executive Vice President & General Counsel

ASCENDIANT CAPITAL MARKETS, LLC

By:	/s/ Bradley White
Name:	Bradley J. Wilhite
Title:	Managing Partner